Exhibit 10.1

Execution Copy

SIXTH AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Amendment”), dated effective as of December 18, 2008 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the various financial institutions parties hereto, as lenders (collectively, the “Lenders”), TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”). Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Agent and the Issuers have heretofore executed that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2006, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 9, 2006, as further amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 27, 2006, as further amended by that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of June 7, 2007, as further amended by that certain Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement dated as of November 6, 2007, and as further amended by that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of July 24 2008 (as so amended, and as from time to time amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, parties hereto hereby further intend to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1.

(i) Clause (c) of the definition of “Base Rate Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) with respect to Revolving Loans, the applicable rate per annum equal to:

(i) three-eighths of one percent (0.375%) per annum when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,

(ii) five-eighths of one percent (0.625%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

(iii) seven-eighths of one percent (0.875%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

(iv) one percent (1.000%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.”

(ii) Clause (c) of the definition of “Eurodollar Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) with respect to Revolving Loans, the applicable rate per annum equal to:

(i) one and five-eighths percent (1.625%) per annum when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,

(ii) one and seven-eighths percent (1.875%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

(iii) two and one-eighths percent (2.125%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

(iv) two and one-quarter percent (2.250%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.”

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(b) Section 7.6. Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.6 Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution or will redeem, purchase, retire, prepay, repay or defease any Indebtedness (other than the Obligations) prior to the original maturity thereof, except:

(a) Distributions by Borrower to any of its shareholders on any date, provided that all Distributions made pursuant to this clause (a) in any Fiscal Year shall not exceed the Available Distribution Amount,

(b) Distributions by Subsidiaries of Borrower without limitation to Borrower, or

(c) (x) the purchase, redemption, acquisition or retirement of common stock of the Borrower and/or (y) the redemption, purchase, prepayment, repayment or defeasance of all or any portion of the Bonds described in Section 7.1(h), in an aggregate amount not to exceed $100,000,000 from and after December 18, 2008;

provided that no such Distribution, redemption, purchase, acquisition, retirement, prepayment, repayment or defeasance described in this Section 7.6 (including pursuant to the immediately following proviso) shall be permitted if (i) an Event of Default has occurred and is continuing, (ii) an Event of Default would occur as a result of such Distribution, redemption, purchase, acquisition, retirement, prepayment, repayment or defeasance, or (iii) a Borrowing Base Deficiency has occurred and is continuing or would result therefrom; provided, further that, notwithstanding Section 7.6(c) but subject to the immediately preceding proviso, (A) the Borrower may pay interest on the Bonds on the stated, scheduled dates for payment of interest set forth in the applicable Indenture and (B) the Borrower may redeem, repurchase, prepay or defease the Bonds (x) on the scheduled maturity date for the Bonds, (y) in the principal amount that is required to be repaid or prepaid under the applicable Indenture on each stated, scheduled date for repayment or prepayment of principal thereunder or (z) with the written consent of the Required Lenders.”

2. Representations and Warranties. The Borrower and each Restricted Person (if any) hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Borrower and such Restricted Person (if any) contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b) the execution, delivery and performance by the Borrower and such Restricted Person (if any) of this Amendment are within their corporate or limited liability powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Restricted Person (if any) or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents;

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(c) the execution, delivery and performance by the Borrower and such Restricted Person of this Amendment has been duly authorized by all necessary action required on their part and this Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms;

(d) no Default or Event of Default has occurred and is continuing; and

(e) pursuant to that certain W&T Offshore, Inc. Restructuring Agreement dated effective as of January 1, 2008, among the Borrower and the Subsidiary Merger Parties described therein, (i) each of Offshore Energy I LLC, a Delaware limited liability company (“Offshore Energy I”), Offshore Energy II LLC, a Delaware limited liability company (“Offshore Energy II”), Offshore Energy III LLC, a Delaware limited liability company (“Offshore Energy III”), Gulf of Mexico Oil and Gas Properties LLC, a Delaware limited liability company (“Oil and Gas LLC”), and Offshore Shelf LLC, a Delaware limited liability company (“Offshore Shelf LLC”; and together with Offshore Energy I, Offshore Energy II, Offshore Energy III, and Oil and Gas LLC, the “Subsidiary Merger Parties”), has merged with and into the Borrower (the “Mergers”), (ii) the separate existence of each of the Subsidiary Merger Parties has ceased, (iii) the Borrower is the sole surviving entity of each of the Mergers and is and remains a corporation incorporated under the laws of the State of Texas, (iv) all of the properties, rights, privileges, powers and franchises of each of the Subsidiary Merger Parties have vested in the Borrower, and (v) all debts, obligations, liabilities and duties of each of the Subsidiary Merger Parties have been assumed by the Borrower and have become the debts, obligations, liabilities and duties of the Borrower.

3. Effectiveness. This Amendment shall be deemed effective as of the Effective Date when the Agent shall have received counterparts hereof duly executed by the Borrower, the Agent and the Required Lenders.

4. Ratification; Loan Document. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. The Borrower and each other Restricted Person (if any) hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party. All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. Without limiting the foregoing, the Borrower (a) hereby ratifies, assumes, accepts, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) heretofore entered into by a Subsidiary Merger Party or to which any Subsidiary Merger Party is a party, and (b) hereby agrees to promptly deliver, file or record or cause to be delivered, filed or recorded, any financing statements, continuation statements, extension agreements, modifications to mortgages and other security documents, ratifications, documents, instruments or agreements in form and substance satisfactory to the Agent, which the Agent reasonably requests in connection with the Mergers (or otherwise to

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evidence or provide notice of the Mergers) for the purpose of perfecting, confirming, ratifying, protecting, preserving or maintaining the Liens or other rights in the Collateral securing the Obligations. Notwithstanding anything herein to the contrary, it is understood and agreed that the Mergers did not cause or result in a disposition of any Collateral free of any security interests under the Security Documents. This Amendment is a Loan Document.

5. Costs And Expenses. As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse Agent for all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Agent in connection with this Amendment.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

9. Successors and Assigns. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ John D. Gibbons
Name:	John D. Gibbons
Title:	Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC,
as Agent and Lender

By:	/s/ Jackie Barrett
Name:	Jackie Barrett
Title:	Authorized Signatory

THE TORONTO-DOMINION BANK, as Issuer

By:	/s/ Deborah Gravinese
Name:	Deborah Gravinese
Title:	Vice President

FORTIS CAPITAL CORP.
as Issuer and Lender

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

BMO CAPITAL MARKETS FINANCING, INC.,
as Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

BANK OF SCOTLAND,
as Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

NATIXIS,
as Lender

By:	/s/ Donovan Broussard
Name:	Donovan Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

GE BUSINESS FINANCIAL SERVICES, INC.
f/k/a MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., as Lender

By:	/s/ Randall F. Hornick
Name:	Randall F. Hornick
Title:	Authorized Signatory

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Managing Director

AMEGY BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President

BNP PARIBAS,
as Lender

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Director

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

GUARANTY BANK, FSB,
as Lender

By:	/s/ Christopher S. Parada
Name:	Christopher S. Parada
Title:	Senior Vice President

SUNTRUST BANK,
as Lender

By:	/s/ James M. Warren
Name:	James M. Warren
Title:	Managing Director

MORGAN STANLEY BANK,
as Lender

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ David G. Mills
Name:	David G. Mills
Title:	Managing Director

RAYMOND JAMES BANK, FSB,
as Lender

By:	/s/ James M. Armstrong
Name:	James M. Armstrong
Title:	Vice President